AGREEMENT

IT IS AGREED this 15 day of December, 1999, effective December 20, 1999, by, between and among LoTayLingKyur, Inc. ("LTLK"), LTLK Defined Benefit Plan ("DBP"), Mark A. Smith ("MAS"), LoTayLingKyur Foundation ("F"), and Dublin Holding, Ltd. ("DHL") (collectively "FIRST PARTIES") and Bion Environmental Technologies, Inc. ("BION") as follows:

WHEREAS BION is entering into agreements ("D2 AGREEMENT") with D2 CO. ("D2") concerning management, consulting and financing; and

WHEREAS D2 requires that BION and certain major shareholders and/or creditors of BION, including FIRST PARTIES, agree to certain conditions as partial consideration for the D2 AGREEMENT with BION; and

WHEREAS FIRST PARTIES consider the D2 AGREEMENT to be in the best interests of BION and are willing to accept the following conditions;

NOW THEREFORE, IN CONSIDERATION of the mutual promises and covenants herein:

1) LTLK and DBP agree to exchange (on the effective date) existing convertible promissory notes (with aggregate balance of $2,793,424.93 as of 11/30/99 plus net advances and interest subsequent thereto) for new notes with a maturity of 12/31/02, 1% interest per month (compounded), convertible into BION common stock at $1.80 per share, in the form attached hereto as Exhibit A ("NEW NOTES"). FIRST PARTIES agree that BION shall convert the NEW NOTES into the number of shares which would be issued if NEW NOTES were held to maturity upon the conclusion of not less than $10,000,000 aggregate financing of BION subsequent hereto ("FINANCING"), on the condition that any senior instruments issued by BION in the first $3,000,000 of financing arranged by D2 ("FIRST FINANCING"), or any other financing arranged as part of FINANCING, convert (or are used to exercise derivative securities of BION) into BION common stock at the same time.

2) FIRST PARTIES agree to cancel and exchange each of the BION Class X Warrants which each of FIRST PARTIES owns (or subsequently acquires) into 0.3 restricted shares of BION's common stock and 0.7 BION Class Z Warrants on the effective date.

3) FIRST PARTIES agree to recommend, support and participate in, after or contemporaneously with completion of FINANCING, a registered exchange including BION Class X Warrants and BION Class Z Warrants with tentative exchange ratios as follows:

          1 Class X Warrant = 0.3 registered BION common shares; and
          1 Class Z Warrant = 0.15 registered BION common shares;
provided, however, that based on events subsequent hereto the proposed exchange ratios may need to be adjusted to insure fairness to all holders or BION may elect to not proceed with the proposed exchange on any terms.

4) BION acknowledges that certain transactions may be made between and among FIRST PARTIES in preparation for the transactions contemplated herein and BION agrees to indemnify and hold harmless FIRST PARTIES from any and all "short swing profit" liability which may arise under Section 16b of the Securities & Exchange Act of 1934 as a result of matching with the transactions by FIRST PARTIES herein and/or transactions made by FIRST PARTIES in preparation for the transaction herein.

5) LTLK, MAS and BION acknowledge that D2 AGREEMENT will entail material management re-arrangement at all levels of BION, both immediately and over time, which may alter the services required by BION from LTLK and/or MAS; and BION, LTLK and MAS agree that upon conclusion of FIRST FINANCING, LTLK and MAS will have completed all services required by existing agreements and will have earned the fees specified therein; and LTLK and MAS agree to cooperate with BION and D2 in all management transitions.

6) FIRST PARTIES agree to execute together with D2 and other parties, an agreement which provides for reasonable limitations on resale by FIRST PARTIES of BION securities currently owned or subsequently acquired.

Bion Environmental Technologies, Inc.    LoTayLingKyur, Inc.


by:/s/ Jon Northrop                       by: /s/  Mark A. Smith
   Authorized Officer                        Authorized Officer

                                         LTLK Defined Benefit Plan


                                          By: /s/ Mark A. Smith
                                             Authorized Officer

                                          By: /s/ Mark A. Smith
                                             Mark A. Smith

                                         LoTayLingKyur Foundation

                                          By: /s/ Mark A. Smith
                                            Authorized Officer

                                         Dublin Holding, Ltd.

                                         By: /s/ Mark A. Smith
                                            Authorized Officer


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